Exhibit 5.1

Wilson Sonsini Goodrich & Rosati Professional Corporation 650 Page Mill Road Palo Alto, California 94304-1050 o: 650.493.9300 f: 650.493.6811

September 3, 2021

Pulse Biosciences, Inc.

3957 Point Eden Way

Hayward, CA 94545

Re:     Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as counsel to Pulse Biosciences, Inc., a Delaware corporation (the “Company”), in connection with the preparation of a Registration Statement on Form S-3 (the “Registration Statement”) to be filed on or about the date hereof by the Company with the Securities and Exchange Commission (the “Commission”), for the registration under the Securities Act of 1933, as amended (the “Securities Act”), of the resale of an aggregate of 3,048,780 shares (the “Shares”) of common stock, $0.001 par value per share, of the Company. All of the Shares were issued pursuant to the terms of the Securities Purchase Agreement dated as of June 30, 2021, by and between the Company and Robert W. Duggan, and are being registered for resale on behalf of Mr. Duggan, including his donees, pledgees, transferees or other successors-in-interest (the “Selling Stockholders”).

We, as the Company’s counsel in connection with the registration for resale of the Shares, have examined originals or copies, certified or otherwise identified to our satisfaction, of such instruments, documents, certificates, records and other instruments that we have deemed relevant and necessary for the purpose of rendering the opinions hereinafter expressed. In such examination, we have assumed: (a) the authenticity of all documents submitted to us as originals and the genuineness of all signatures; (b) the conformity to the originals of all documents submitted to us as copies; (c) the truth, accuracy and completeness of the information, representations and warranties contained in the instruments, documents, certificates and records we have reviewed; and (d) the legal capacity of all natural persons. As to any facts material to the opinions expressed herein that were not independently established or verified, we have relied upon oral or written statements and representations of officers and other representatives of the Company.

We express no opinion as to the laws of any state or jurisdiction, other than the Federal laws of the United States of America and the General Corporation Law of the State of Delaware.

We express no opinion as to (i) the effect of any bankruptcy, insolvency, reorganization, arrangement, fraudulent conveyance, moratorium or other similar laws relating to or affecting the rights of creditors generally, (ii) rights to indemnification and contribution which may be limited by applicable law or equitable principles, or (iii) the effect of general principles of equity, including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing, the effect of judicial discretion and the possible unavailability of specific performance, injunctive relief or other equitable relief, and the limitations on rights of acceleration, whether considered in a proceeding in equity or at law.

Based upon the foregoing, we are of the opinion that the Shares have been duly authorized by the Company and are validly issued, fully paid and nonassessable.

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Pulse Biosciences, Inc.

September 3,  2021

We hereby consent to the use of this opinion as an exhibit to the Registration Statement, and we consent to the reference of our name under the caption “Legal Matters” in the prospectus forming part of the Registration Statement. In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Securities and Exchange Commission thereunder.

[Signature page follows]

Pulse Biosciences, Inc.

September 3,  2021

This opinion is furnished to you in connection with the filing of the Registration Statement, and is not to be used, circulated, quoted or otherwise relied upon for any other purpose.

Very truly yours,

WILSON SONSINI GOODRICH & ROSATI

Professional Corporation

/s/ Wilson Sonsini Goodrich & Rosati